FORM 8-K

                           SECURITIES AND EXCHANGE COMMISSION


                                 Washington, D.C. 20549





                                     CURRENT REPORT


                         Pursuant to Section 13 or 15(d) of the
                             Securities Exchange Act of 1934



             Date of Report (Date of earliest event reported): May 8, 1996




                                   ROSE'S STORES, INC.
                 (Exact name of registrant as specified in its charter)


                                        Delaware
                     (State or other jurisdiction of incorporation)


0-631                                                               56-0382475
(Commission File Number)                     (IRS Employer Identification No.)

218 S. Garnett Street
Henderson, North Carolina                                                27536
(Address of principal executive offices)                            (Zip Code)


                                     (919) 430-2600
                  (Registrant's telephone number, including area code)
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Item 5: OTHER EVENTS

      On May 8, 1996, Rose's Stores, Inc. and Fred's Inc. of Memphis Tennessee, issued the following press release:

FOR IMMEDIATE RELEASE

                    FRED'S INC. AND ROSE'S STORES, INC. ANNOUNCE
                            EXECUTION OF MERGER AGREEMENT

Memphis, Tennessee and Henderson, North Carolina--May 8, 1996... Fred's, Inc. (NASDAQ "FRED") and Rose's Stores, Inc. (NASDAQ "RSTO") jointly announced today that they had executed a definitive merger agreement providing for the acquisition of Rose's by Fred's. The merger agreement provides that the outstanding shares of Rose's common stock will be converted into a number of shares of Fred's common stock, determined by dividing $2.15 by the average price of Fred's common stock during a specified period. The merger is subject to the approval of the stockholders of Fred's and Rose's and to the satisfaction or, where permissible, the waiver of certain other conditions.

    Fred's operates 199 stores, and Rose's operates 105 stores, in the southeastern United States.

                       Investor Relations and Press Contacts:

FOR:  Fred's Inc.                            FOR:   Rose's Stores, Inc.

Name:     Bruce D. Smith                     Name:    G. Templeton Blackburn, II
Phone:    (901) 365-8880                     Phone:   (919) 430-2019
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                                          SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             ROSE'S STORES, INC.



Date:  May 9, 1996                           By:/s/ Jeanette R. Peters
                                                Jeanette R. Peters
                                                Senior Vice President
                                                Chief Financial Officer
                                                and Treasurer